SHARE
EXCHANGE AGREEMENT

by and among

Long Mall Internet Technology Limited
a Nevada corporation

and

Long Mall Internet Technology Limited
a Hong Kong private limited company

and

the Shareholders of
Long Mall Internet Technology Limited,
a Hong Kong private limited company

Dated as of June 23, 2020

Certified True Copy
By

Director

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement") is entered into as of June 23, 2020, by and among Long Mall Internet Technology Limited, a Nevada corporation ("Long Mall (NV)"), Long Mall Internet Technology Limited, a Hong Kong private limited company ("Long Mall (HK)"), and the shareholders of Long Mall (HK) (the "Long Mall (HK) Shareholders"), upon the following premises:

PREMISES

WHEREAS, Long Mall (NV) agrees to acquire 100% of the issued and outstanding shares of Long Mall (HK) from the Long Mall (HK) Shareholders in exchange for certain shares of Long Mall (NV) (the "Exchange") and the Long Mall (HK) Shareholders agree to exchange their shares of Long Mall (HK) on the terms described herein. On the Closing Date (as defined in Section 4.03), Long Mall (HK) will become a wholly-owned subsidiary of Long Mall (NV); and

WHEREAS, the boards of directors of Long Mall (NV) and Long Mall (HK) have determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in the best interests of their stockholders, respectively. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed acquisition.

AGREEMENT

NOW THEREFORE, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF LONG MALL (HK)

As an inducement to, and to obtain the reliance of Long Mall (NV), Long Mall (HK) represents and warrants, as of the Closing Date, as follows:

Section 1.01 Incorporation. Long Mall (HK) is an international company duly incorporated, validly existing, and in good standing under the laws of the Hong Kong Special Administrative Region. Long Mall (HK) has delivered to Long Mall (NV) a complete and correct copy of the Articles of Association of Long Mall (HK) as in effect on the date hereof, as well as true and correct copies of the Certificate of Incorporation, Business Registration Certificate and Register of Members. Long Mall (HK) has taken all actions required by law, its Articles of Association, or otherwise to authorize the execution and delivery of this Agreement.

Section 1.02 Authorized Shares. The number of shares which Long Mall (HK) is authorized to issue consists of 10,000 ordinary shares, par value of HK $1.00 per share. There are 10,000 shares currently issued and outstanding. The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 1.03 Harbin Long Mall. Long Mall (HK) owns all of the registered equity of Harbin Long Mall Internet Technology Limited, a wholly foreign owned entity organized in the People's Republic of China ("Harbin Long Mall"). For purposes hereinafter, the term "Long Mall (HK)" also includes, where appropriate, Harbin Long Mall.

Section 1.04 Financial Condition.

(a) Long Mall (HK) has no assets other than the registered equity of Harbin Long Mall, and no liabilities, nor has it carried on any business activities other than organization of Harbin Long Mall.

(b) The books and records, financial and otherwise, of Long Mall (HK) and Harbin Long Mall are in all material aspects complete and correct and have been maintained in accordance with accounting principles generally accepted in Hong Kong consistently applied throughout the periods involved.

Section 1.05 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of Long Mall (HK) after reasonable investigation, threatened by or against Long Mall (HK) or affecting Long Mall (HK) or Harbin Long Mall, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Long Mall (HK) does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.06 Compliance With Laws and Regulation. To the best of its knowledge, Long Mall (HK) and Harbin Long Mall have complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Long Mall (HK) or except to the extent that noncompliance would not result in the occurrence of any material liability for Long Mall (HK).

Section 1.07 PRC Laws and Regulations. To the best of their knowledge, Harbin Long Mall is in compliance with all applicable laws and regulations of the People's Republic of China ("PRC"). All material consents, approvals, authorizations or licenses requisite under PRC law for the due and proper establishment and operation of Harbin Long Mall in the PRC have been duly obtained from the relevant PRC governmental authorities and are in full force and effect.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF LONG MALL (NV)

As an inducement to, and to obtain the reliance of Long Mall (HK) and the Long Mall (HK) Shareholders, Long Mall (NV) represents and warrants, as of the date hereof and as of the Closing Date, as follows:

Section 2.01 Organization. Long Mall (NV) is a corporation duly incorporated, validly existing, and in good standing under the laws of Nevada and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Long Mall (NV) has delivered to the Long Mall (HK) Shareholders complete and correct copies of the articles of incorporation and bylaws of Long Mall (NV) (the "Articles") as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Long Mall (NV)'s Articles. Long Mall (NV) has taken all action required by law, its Articles, or otherwise to authorize the execution and delivery of this Agreement, and Long Mall (NV) has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, Articles, or otherwise to consummate the transactions herein contemplated.

Section 2.02 Capitalization. Long Mall (NV)'s authorized capitalization consists of 1,000,000 shares of preferred stock and 74,000,000 shares of common stock, par value $0.001 per share, of which no shares of preferred stock or common stock are issued and outstanding. As of the Closing Date, (i) no shares of Long Mall (NV)'s capital stock were reserved for issuance upon the exercise of outstanding options to purchase such shares; (ii) no shares of Long Mall (NV)'s capital stock were reserved for issuance upon the exercise of outstanding warrants to purchase such shares; and (iii) no shares of capital stock were reserved for issuance upon the conversion of any outstanding convertible notes, debentures or other securities.

Section 2.03 Subsidiaries and Predecessor Corporations. Long Mall (NV) does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 2.04 Financial Condition. As of the Closing Date, Long Mall (NV) has no assets and no liabilities. Long Mall (NV) has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. The books and records, financial and otherwise, of Long Mall (NV) are in all material aspects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

Section 2.05 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or threatened by or against Long Mall (NV) or affecting Long Mall (NV) or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.

Section 2.06 Operations. Long Mall (NV) has carried on no business operations since the date of its organization. Long Mall (NV) is not a party to any contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF

THE LONG MALL (HK) SHAREHOLDERS

The Long Mall (HK) Shareholders hereby represent and warrant, jointly and severally, to Long Mall (NV) as follows.

Section 3.01 Good Title. Each of the Long Mall (HK) Shareholders is the record and beneficial owner, and has good title to his/her Long Mall (HK) shares, with the right and authority to sell and deliver such Long Mall (HK) shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever. Upon the registration of Long Mall (NV) as the new owner of such Long Mall (HK) shares in the register of members of Long Mall (HK), Long Mall (NV) will hold good title to such Long Mall (HK) shares, free and clear of all liens.

Section 3.02 Finder's Fee. Each of the Long Mall (HK) Shareholders represents and warrants that he or she has not created any obligation for any finder's, investment banker's or broker's fee in connection with the Exchange.

Section 3.03 Acquisition of Exchange Shares for Investment.

(a) Each Long Mall (HK) Shareholder is acquiring the Exchange Shares for investment for such Long Mall (HK) Shareholder's own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each Long Mall (HK) Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the Exchange Shares. Each Long Mall (HK) Shareholder further represents that he or she does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Exchange Shares.

(b) Each Long Mall (HK) Shareholder represents and warrants that he or she: (i) can bear the economic risk of his investment in Long Mall (NV), and (ii) possesses such knowledge and experience in financial and business matters that she is capable of evaluating the merits and risks of the investment in Long Mall (NV) and its securities.

(c) Each Long Mall (HK) Shareholder hereby certifies he or she is not a "U.S. Person" as defined in Rule 902(k) of Regulation S of the Securities Act ("Regulation S") (each a "Non-U.S. Shareholder") and is not acquiring the Exchange Shares for the account or benefit of any U.S. person, and understands that the

Exchange Shares are not registered under the Securities Act and that the transfer thereof to such Long Mall (HK) Shareholder is intended to be exempt from registration under the Securities Act pursuant to Regulation S. Each Non-U.S. Shareholder has no intention of becoming a U.S. Person and certifies that such Shareholder will only transfer the Exchange Shares in accordance with Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration. Each Long Mall (HK) Shareholder also certifies and agrees that hedging transactions may not be conducted unless in compliance with the Securities Act. Unless so registered or exempt therefrom, such transfer restrictions shall include but not be limited to, and the Long Mall (HK) Shareholder certifies to the following:

(i) The Long Mall (HK) Shareholder shall not sell the Exchange Shares publicly or privately, or through any short sale, or other hedging transaction to any U.S. Person, whether directly or indirectly, or for the account or benefit of any such U.S. Person for the restricted period mandated by Regulation S after the transfer of the Exchange Shares unless registered or exempt from registration;

(ii) Any other offer or sale of the Exchange Shares shall be made only if (A) during the restricted period any subsequent transferee certifies in writing that it is not a U.S. Person and is not acquiring the Exchange Shares for the account or benefit of any U.S. Person, or (B) after the restricted period the Exchange Shares are transferred in a transaction that did not require registration under the Securities Act and applicable Blue Sky laws; and

(iii) Any transferee of the Exchange Shares who acquires the Exchange Shares during the Regulation S restricted period shall agree in writing to resell the Exchange Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

(d) At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, each Long Mall (HK) Shareholder was outside of the United States, its territories and possessions.

(e) Each certificate representing the Exchange Shares issued to a Long Mall (HK) Shareholder will be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

"THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT")) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT."

"TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT."

(f) Each Long Mall (HK) Shareholder acknowledges that he has carefully reviewed such information as he has deemed necessary to evaluate an investment in Long Mall (NV) and its securities, and, that all information required to be disclosed to such Long Mall (HK) Shareholder has been furnished to such Long Mall (HK) Shareholder. To the full satisfaction of each Long Mall (HK) Shareholder, he has been furnished all materials that he has requested relating to Long Mall (NV) and the transfer of the Exchange Shares hereunder, and each Long Mall (HK) Shareholder has been afforded the opportunity to ask questions of Long Mall (NV)'s representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the Long Mall (HK) Shareholders. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of Long Mall (NV) set forth in this Agreement, on which each of the Long Mall (HK) Shareholders have relied in making an exchange of his shares of Long Mall (HK) for the Exchange Shares.

ARTICLE IV

PLAN OF EXCHANGE

Section 4.01 The Exchange. On the Closing Date, each of the Long Mall (HK) Shareholders shall assign, transfer and deliver the number of shares of Long Mall (HK) set forth on Table 1 attached hereto, constituting all of the shares of Long Mall (HK) held by such shareholder; the objective of such Exchange being the acquisition by Long Mall (NV) of not less than 100% of the issued and outstanding shares of Long Mall (HK). In exchange for the transfer of such securities by the Long Mall (HK) Shareholders, Long Mall (NV) shall issue to the Long Mall (HK) Shareholders a total of 10,000,000 shares of Long Mall (NV)'s common stock pursuant to Table 1 attached hereto, which will on the Closing Date represent 100% of the total outstanding capital stock of Long Mall (NV), in exchange for all of the outstanding shares of Long Mall (HK) held by the Long Mall (HK) Shareholders (the "Exchange Shares").

Section 4.02 Registration.

(a) Promptly upon the execution of this Agreement, each Long Mall (HK) Shareholder will execute such additional documents as are necessary to transfer to Long Mall (NV) registration of his or her shares of Long Mall (HK). The Long Mall (HK) Shareholders shall entrust such documents to an agent for purposes of registration in Hong Kong, and shall instruct the agent to obtain from the registered agent in Hong Kong for Long Mall (HK) (i) a copy of the register of members reciting that Long Mall (NV) is the registered owner of 100% of the outstanding shares of Long Mall (HK), (ii) a copy of the register of significant controllers reciting that Long Mall (NV) is a significant controller of Long Mall (HK), and (iii) a share certificate reciting Long Mall (NV)'s ownership of the outstanding shares of Long Mall (HK).

(b) Promptly upon the execution of this Agreement, Long Mall (NV) shall deliver to the transfer agent for the common stock of Long Mall (NV) instructions to cause the Exchange Shares to be issued to the Long Mall (HK) Shareholders and that such ownership should be recorded in book entry by said transfer agent.

Section 4.03 Closing. The closing (the "Closing" or the "Closing Date") of the transactions contemplated by this Agreement shall occur on a date set by Long Mall (NV) after receipt of notice that the documents described in Section 4.02(a) above are available. At the Closing, Long Mall (HK) shall deliver to Long Mall (NV) the documents required by Section 4.02(a), and Long Mall (NV) shall deliver to each of the Long Mall (HK) Shareholders a notice from its transfer agent reciting that Shareholder's book entry ownership of Exchange Shares. Such Closing shall take place at a mutually agreeable time and place, and be conditioned upon all of the conditions of the Offering being met.

ARTICLE V

MISCELLANEOUS

Section 5.01 Regulation S Compliance. Long Mall (NV) and the Long Mall (HK) Shareholders agree that Long Mall (NV) shall refuse to register any transfer of shares issued pursuant to this Agreement if such transfer was not made in accordance with Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, and Long Mall (NV) may place a stop transfer order with its registrar and stock transfer agent covering all certificates representing the Exchange Shares.

Section 5.02 Delivery of Books and Records. At the Closing, Long Mall (HK) shall deliver to Long Mall (NV) the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Long Mall (HK) which are now in the possession of Long Mall (HK) or its representatives.

Section 5.03 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Nevada.

Section 5.04 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 5.05 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

Long Mall Internet Technology Limited,
a Nevada corporation

By: ______________________
Name: Wang Xiaohui
Title: President

Long Mall Internet Technology Limited,
a Hong Kong private limited company

By: ______________________
Name: Xu Shaobo
Title: Director

Approved and Accepted by the LONG MALL INTERNET TECHNOLOGY LIMITED Shareholders:

Wang Xiaohui	Xu Shaobo	Xu Wei
Ge Jianjun	Gao Shunan	Wei Huayan
Yuan Quanjuan	Chen Wentong	Xing Yanpeng
Xing Yanhua	Xing Yanhui	

Table 1: Exchange of Shares

Long Mall (HK) Shareholder	Long Mall (HK) Shares	Long Mall (NV) Exchange Shares
Wang Xiaohui	4,700	4,700,000
Xu Shaobo	3,300	3,300,000
Xu Wei	400	400,000
Ge Jianjun	400	400,000
Gao Shunan	160	160,000
Wei Huayan	140	140,000
Yuan Quanjuan	100	100,000
Chen Wentong	70	70,000
Xing Yanpeng	60	60,000
Xing Yanhua	490	490,000
Xing Yanhui	180	180,000
TOTAL	10,000	10,000,000

UNANIMOUS CONSENT

OF THE

BOARD OF DIRECTORS

OF

LONG MALL INTERNET TECHNOLOGY LIMITED

The undersigned, being all of the members of the Board of Directors of Long Mall Internet Technology Limited (the "Corporation"), hereby consent to the following resolutions:

RESOLVED, that the officers of the Corporation shall be:

Chairman	-	Wang Xiaohui
Chief Executive Officer	-	Wang Xiaohui
President	-	Wang Xiaohui
Chief Financial Officer	-	Zhao Wenjing
Secretary	-	Zhao Wenjing
Vice President - Chief Operations Officer	-	Wang Haifeng

RESOLVED, that the Bylaws dated June 23, 2020, in the form reviewed by the Board, are hereby adopted as the Bylaws of the Corporation.

RESOLVED, that the fiscal year of the Corporation shall end on December 31.

Dated: June 23, 2020

王晓辉

Wang Xiaohui

赵文静

Zhao Wenjing

徐绍波

Xu Shaobo

UNANIMOUS CONSENT

OF THE

BOARD OF DIRECTORS

OF

LONG MALL INTERNET TECHNOLOGY LIMITED

The undersigned, being all of the members of the Board of Directors of Long Mall Internet Technology Limited (the "Corporation"), hereby consent to the following resolution:

RESOLVED, that the Share Exchange Agreement among the Corporation, Long Mall Internet Technology Limited, a Hong Kong private limited company, and the shareholders of Long Mall Internet Technology Limited, a Hong Kong private limited company, in the form reviewed by the Board, is hereby ratified and approved, and the officers of the Corporation are authorized and directed to execute the agreement on behalf of the Corporation, and to carry out the Corporation's undertakings in the agreement.

Dated: June 23, 2020

王晓辉
Wang Xiaohui

赵文静
Zhao Wenjing

徐绍波
Xu Shaobo